UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

FEBRUARY 10, 2004 (JANUARY 30, 2004)

ZIX CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

TEXAS	0-17995	75-2216818

(STATE OR OTHER	(COMMISSION FILE	(IRS EMPLOYER
JURISDICTION OF	NUMBER)	IDENTIFICATION NO.)
INCORPORATION)

2711 NORTH HASKELL AVENUE
SUITE 2300, LB 36
DALLAS, TEXAS 75204-2960

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE:

(214) 370-2000

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
INDEX TO EXHIBITS
Asset Purchase Agreement
Secured Promissory Note
Registration Rights Agreement
Security Agreement
Warrant
Master Services Agreement
Press Release

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On January 30, 2004, Zix Corporation, a Texas corporation (the “Registrant”) acquired substantially all of the assets and business of MyDocOnline, Inc. (“MyDoc”), a subsidiary of Aventis Pharmaceuticals, Inc., the North American pharmaceuticals business of Aventis SA (NYSE:AVE) and a leading provider of secure Web-based communications, disease management, and laboratory information solutions, pursuant to an asset purchase agreement, dated January 30, 2004, by and among the Registrant, MyDoc, Aventis Pharmaceuticals Holdings Inc., a Delaware corporation, and an affiliated entity.

     The consideration for the assets was the issuance of 583,411 shares of the Registrant’s common stock, with an aggregate value of $6.9 million or $11.83 per share, representing the average closing price of the Registrant’s common stock for the 20 trading days ending the second trading day preceding the closing, warrants to purchase 145,853 shares of the Registrant’s common stock, and the assumption of certain liabilities of MyDoc. The exercise price and term of the warrants is $13.01 per share and three years, respectively.

     Also in connection with the acquisition, at closing Aventis Inc. (“Aventis”), loaned the Registrant $3 million due March 15, 2007, which loan bears interest at an annual rate of 4.5 percent. The loan is evidenced by a secured promissory note. Interest on the note is payable only in services provided by the Registrant to Aventis unless there is an event of default. The principal portion of the note is payable in either cash or shares of the Registrant’s common stock at the option of the Registrant and may be prepaid by the Registrant at any time without penalty. Additionally, at Aventis’ discretion, the principal portion of the note may be paid in the form of additional services provided to Aventis by the Registrant pursuant to the services agreement described below.

     Additionally, Aventis entered into a three-year service contract with the Registrant with a minimum commitment of $4 million for the performance by the Registrant of various services, initially consisting of patient educational services, pursuant to a Master Services Agreement dated January 30, 2004. The services are to be delivered in minimum amounts of $1 million, $1 million and $2 million prior to the first, second, and third calendar year anniversary dates of the acquisition closing. The $4 million was paid by Aventis upon execution of the Master Services Agreement and will be forfeited by Aventis if services are not used by Aventis in accordance with the terms of the Master Services Agreement. The promissory note and the Registrant’s obligations associated with the Master Service Agreements are secured by a first priority lien on the Registrant’s equipment, fixtures, and accounts pursuant to a security agreement.

     The Registrant’s shares of common stock delivered at the closing of the acquisition, the Registrant’s shares of common stock issuable upon the exercise of the warrants, and the Registrant’s shares of common stock potentially issuable in respect of payment of the promissory note, if any (collectively, “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. In connection with this transaction, the parties entered into a Registration Rights Agreement, dated January 30, 2004, with respect to the Securities, pursuant to which the Registrant has agreed to prepare and file a registration statement covering the resale thereof.

     A complete copy of each of the asset purchase agreement, the secured promissory note, the registration rights agreement, the security agreement, the warrant, the master services agreement, and the related press release of the Registrant, are filed herewith as Exhibits 2.1, 4.1, 4.2, 4.3, 4.4, 10.1 and 99.1, respectively, and are incorporated herein by reference. The summary of the transaction set forth above is qualified in its entirety by reference to such exhibits.

     MyDoc, an early stage company operating in emerging markets, has historically generated significant operating losses and utilized substantial amounts of cash. As set forth in a schedule to the asset purchase agreement provided by MyDoc and Aventis Pharmaceuticals Holdings Inc., the unaudited statement of operations of MyDoc for 2003 reported a net loss of approximately $22 million on revenues of approximately $900 thousand. Based upon a reduced number of employees and contractors, strategic expense cuts, expected increases in sales volumes and anticipated cost synergies with our existing businesses, the Registrant expects to significantly and quickly improve the financial performance of MyDoc. The Registrant expects to invest approximately $2 million in cash per quarter in the MyDoc business and expects to achieve a cash flow break-even from its products by the fourth quarter of 2004.

     Valuation of the consideration paid for MyDoc and the allocation of the resulting purchase price will be determined by management based on an independent valuation. For financial reporting purposes, the 583,411 shares of common stock issued by the Registrant may be required to be valued using the average closing price for a few days before and after the closing of the transaction, which would result in a valuation in excess of the $6.9 million valuation established by the parties pursuant to the asset purchase agreement. The warrants issued at closing will likely be valued using the Black-Scholes option pricing model. The final purchase price, as calculated, is anticipated to be allocated primarily to property and equipment, various intangibles and possibly to in-process research and development, which, if present, will be expensed rather than capitalized and amortized over future periods. In connection with the acquisition of substantially all of the assets of MyDoc, the Registrant assumed only certain deferred income customer obligations and certain post-acquisition contractual obligations incurred in the normal course of business.

Safe Harbor Statement for the Registrant

     The following is a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. The statement in this Form 8-K relating to expected cash

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investments in the MyDoc business and the time frame for expected cash flow break-even are forward-looking statements. They are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the Registrant’s continued operating losses and substantial utilization of cash resources; the Registrant’s ability to achieve broad market acceptance for its products and services, including the products and services offered by the MyDoc businesses; reliance on establishing and maintaining strategic relationships to gain customers and grow revenues; the expected increase in competition in the MyDoc line of business; and the Registrant’s ability to successfully and timely introduce products or related services and implement technological changes. Further details on such risks and uncertainties may be found in the Registrant’s public filings with the Securities and Exchange Commission.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item are not filed herewith but shall be filed by an amendment to this report on Form 8-K not later than 60 days after the date this report was required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item are not filed herewith but shall be filed by an amendment to this report on Form 8-K not later than 60 days after the date this report was required to be filed.

(c)	Exhibits.

2.1	Asset Purchase Agreement, dated as of January 30, 2004 by and among Zix Corporation, a Texas corporation, MyDocOnline, Inc., a Delaware corporation, Aventis Pharmaceuticals Holdings Inc., a Delaware corporation, and Aventis Pharmaceuticals Inc., a Delaware corporation.

4.1	Secured Promissory Note of Zix Corporation to Aventis Inc., dated January 30, 2004, in the original principal amount of $3,000,000.

4.2	Registration Rights Agreement, dated January 30, 2004, by and among Zix Corporation, Aventis Inc., a Pennsylvania corporation, and Aventis Holdings Inc., a Delaware corporation.

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4.3	Security Agreement, dated as of January 30, 2004 by and between Zix Corporation, and Aventis Inc.

4.4	Warrant, dated as of January 30, 2004, of Zix Corporation to Aventis Holdings Inc. for the purchase of 145,853 shares of Zix Corporation’s common stock.

10.1	Master Services Agreement, dated January 30, 2004, by and between Zix Corporation and Aventis Inc. Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment that is being concurrently filed with the Commission.

99.1	Press Release issued by Zix Corporation on January 30, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION
Date: February 10, 2004	By:	/s/ Steve M. York
Steve M. York
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Description
2.1*	Asset Purchase Agreement, dated as of January 30, 2004 by and among Zix Corporation, a Texas corporation, MyDocOnline, Inc., a Delaware corporation, Aventis Pharmaceuticals Holdings Inc., a Delaware corporation, and Aventis Pharmaceuticals Inc., a Delaware corporation.
4.1*	Secured Promissory Note of Zix Corporation to Aventis Inc., dated January 30, 2004, in the original principal amount of $3,000,000.
4.2*	Registration Rights Agreement, dated January 30, 2004, by and among Zix Corporation, Aventis Inc., a Pennsylvania corporation, and Aventis Holdings Inc., a Delaware corporation.
4.3*	Security Agreement, dated as of January 30, 2004 by and between Zix Corporation, and Aventis Inc.
4.4*	Warrant, dated as of January 30, 2004, of Zix Corporation to Aventis Holdings Inc. for the purchase of 145,853 shares of Zix Corporation’s common stock.
10.1*	Master Services Agreement, dated January 30, 2004, by and between Zix Corporation and Aventis Inc.
99.1*	Press Release issued by Zix Corporation on January 30, 2004.

*	Filed electronically herewith.

+	Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment that is being concurrently filed with the Commission.